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                 AMERICAN FREIGHTWAYS CORPORATION
                    AMERICAN FREIGHTWAYS, INC.
                        2200 Forward Drive
                        Harrison, AR 72601


                      LETTER AMENDMENT NO. 4

                          March 29, 1996


The Prudential Insurance Company
 of America
c/o Prudential Capital Group
1201 Elm St., Suite 4900
Dallas, Texas 75270

Ladies and Gentlemen:

     We refer to the Note Agreement dated as of November 3, 1991, as amended (the "AGREEMENT"), among the undersigned, American Freightways Corporation (formerly known as Arkansas Freightways Corporation) and American Freightways, Inc. (formerly known as Arkansas Freightways, Inc.) and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

     It is hereby agreed by you and us as follows:

     The Agreement is, effective the date first above written, hereby amended as follows:

     (a) PARAGRAPH 6A(3). Paragraph 6A(3) is amended in full to read as follows:

          6(A)3. FIXED CHARGE RATIO. The Companies will not permit the ratio of Income Available for Fixed Charges (based on the four fiscal quarters prior to the date of determination) to Fixed Charges (based on the four fiscal quarters prior to the date of determination) to be less than
     (i) for the four fiscal quarters ended March 31, 1996, 1.80 to 1.00, (ii) for the four fiscal quarters ended June 30, 1996 and September 30, 1996, 1.65 to 1.00 and (iii) for the four fiscal quarters ended December 31, 1996, 1.80 to 1.00 and (iv) at any time thereafter, 2.00 to 1.00.

     On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.
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     This letter amendment may be executed in any number of
counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

     If you agree to the terms and provisions hereof, please evidence you agreement by executing and returning at least a counterpart of this letter amendment to American Freightways Corporation, American Freightways, Inc., 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Stephen Bruffett. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and you and you shall have entered into an amendment to effect substantially the same change with respect to the Amended and Restated Credit Agreement dated October 20, 1994, between the Companies and NationsBank of Texas, N.A., as agent.

                                        Very truly yours,

                                        AMERICAN FREIGHTWAYS
                                         CORPORATION

                                        By  /s/Frank Conner
                                             Title:

                                        AMERICAN FREIGHTWAYS
                                         INC.

                                        By  /s/Frank Conner
                                             Title:
Agreed as of the date
     above written:

THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA


By  /s/Randall Kob
          Vice President